Exhibit 10.2

TRANSITION PROPERTY PURCHASE AND SALE AGREEMENT

by and between

ENTERGY TEXAS RESTORATION FUNDING II, LLC,

Issuer

and

ENTERGY TEXAS, INC.,

Seller

Dated as of April 1, 2022

TABLE OF CONTENTS
Page

ARTICLE I DEFINITIONS
SECTION 1.01. Definitions 1
SECTION 1.02. Other Definitional Provisions. 2
ARTICLE II CONVEYANCE OF TRANSITION PROPERTY
SECTION 2.01. Conveyance of Transition Property 2
SECTION 2.02. [Reserved] 3
SECTION 2.03. Conditions to Conveyance of Transition Property 3
ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER
SECTION 3.01. Organization and Good Standing 4
SECTION 3.02. Due Qualification 5
SECTION 3.03. Power and Authority 5
SECTION 3.04. Binding Obligation 5
SECTION 3.05. No Violation 5
SECTION 3.06. No Proceedings 5
SECTION 3.07. Approvals 6
SECTION 3.08. The Transition Property. 6
SECTION 3.09. Limitations on Representations and Warranties 10
ARTICLE IV COVENANTS OF THE SELLER
SECTION 4.01. Existence 10
SECTION 4.02. No Liens 10
SECTION 4.03. Delivery of Collections 11
SECTION 4.04. Notice of Liens 11
SECTION 4.05. Compliance with Law 11
SECTION 4.06. Covenants Related to System Restoration Bonds and Transition Property. 11
SECTION 4.07. Protection of Title 12
SECTION 4.08. Nonpetition Covenants 13
SECTION 4.09. Taxes 13
SECTION 4.10. Issuance Advice Letter 13
SECTION 4.11. Tariff 13
SECTION 4.12. Notice of Breach to Rating Agencies, Etc 13
SECTION 4.13. Use of Proceeds 14
SECTION 4.14. Further Assurances 14
ARTICLE V THE SELLER
i

SECTION 5.01. Liability of Seller; Indemnities. 14
SECTION 5.02. Merger, Conversion or Consolidation of, or Assumption of the Obligations of, Seller 16
SECTION 5.03. Limitation on Liability of Seller and Others 17
ARTICLE VI MISCELLANEOUS PROVISIONS
SECTION 6.01. Amendment 17
SECTION 6.02. PUCT Condition 18
SECTION 6.03. Notices 19
SECTION 6.04. Assignment 20
SECTION 6.05. Limitations on Rights of Third Parties 20
SECTION 6.06. Severability 20
SECTION 6.07. Separate Counterparts 21
SECTION 6.08. Headings 21
SECTION 6.09. Governing Law 21
SECTION 6.10. Assignment to Indenture Trustee 21
SECTION 6.11. Limitation of Liability 21
SECTION 6.12. Waivers 21

EXHIBITS
Exhibit A        Form of Bill of Sale
ii

This TRANSITION PROPERTY PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of April 1, 2022, is between Entergy Texas Restoration Funding II, LLC, a Delaware limited liability company (the “Issuer”), and Entergy Texas, Inc., a Texas corporation (together with its successors in interest to the extent permitted hereunder, the “Seller”).
RECITALS
WHEREAS, the Issuer desires to purchase the Transition Property created pursuant to the Financing Act;
WHEREAS, the Seller is willing to sell its rights and interests under the Financing Order to the Issuer whereupon such rights and interests will become the Transition Property;
WHEREAS, the Issuer, in order to finance the purchase of the Transition Property, will issue the System Restoration Bonds under the Indenture; and
WHEREAS, the Issuer, to secure its obligations under the System Restoration Bonds and the Indenture, will pledge, among other things, all right, title and interest of the Issuer in and to the Transition Property and this Agreement to the Indenture Trustee for the benefit of the Secured Parties.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
SECTION 1.01.Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in that certain Indenture (including Appendix A thereto) dated as of the date hereof between the Issuer and The Bank of New York Mellon, a New York banking corporation, in its capacity as indenture trustee (the “Indenture Trustee”) and in its separate capacity as securities intermediary (the “Securities Intermediary”), as the same may be amended, restated, supplemented or otherwise modified from time to time.
(b)Whenever used in this Agreement, the following words and phrases shall have the following meanings:
“Bill of Sale” means a bill of sale substantially in the form of Exhibit A hereto delivered pursuant to Section 2.03(i).
“Losses” means (i) any and all amounts of principal and interest on the System Restoration Bonds not paid when due or when scheduled to be paid in accordance with their terms and the amounts of any deposits by or to the Issuer required to have been made in accordance with the terms of the Basic Documents or the Financing Order which are not made when so required and (ii) any and all other liabilities, obligations, losses, claims, damages, payments, costs or expenses of any kind whatsoever.
“Transition Property” means the Transition Property sold, transferred, assigned, set over and conveyed by the Seller to the Issuer as of the Closing Date pursuant to this Agreement.
SECTION 1.02.Other Definitional Provisions.
(a)All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.
(b)The words “hereof,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(c)The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.
ARTICLE II
CONVEYANCE OF TRANSITION PROPERTY
SECTION 2.01    Conveyance of Transition Property. In consideration of the Issuer’s delivery to or upon the order of the Seller of $287,014,192.73, subject to the conditions specified in Section 2.03, the Seller does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse or warranty, except as set forth herein, all right, title and interest of the Seller in and to the Transition Property (such sale, transfer, assignment, setting over and conveyance of the Transition Property includes, to the fullest extent permitted by the Financing Act, the right to impose, collect and receive System Restoration Charges and the assignment of all revenues, collections, claims, rights, payments, money or proceeds of or arising from the System Restoration Charges related to the Transition Property, as the same may be adjusted from time to time). Such sale, transfer, assignment, setting over and conveyance is hereby expressly stated to be a sale and, pursuant to Section 39.308 (as incorporated through Section 36.403(a)) of the Financing Act, shall be treated as an absolute transfer of all of the Seller’s right, title and interest in and to (as in a true sale), and not as a pledge or other financing of, the Transition Property. The Seller and the Issuer agree that after giving effect to the sale, transfer, assignment, setting over and conveyance contemplated hereby the Seller has no right, title or interest in or to the Transition Property to which a security interest could attach because (i) it has sold, transferred, assigned, set over and conveyed all right, title and interest in and to the Transition Property to the Issuer, (ii) as provided in Section 39.304 (as incorporated through Section 36.403(a)) of the Financing Act, such rights are only contract rights until the time of such sale, transfer, assignment, setting over and conveyance and (iii) as provided in Section 39.309(c) (as incorporated through Section 36.403(a)) of the Financing Act, appropriate notice has been filed and such transfer is perfected against all third parties, including subsequent judicial or other lien creditors. If such sale, transfer, assignment, setting over and conveyance is held by any court of competent jurisdiction not to be a true sale as provided in Section 39.308 (as incorporated through Section 36.403(a)) of the Financing Act, then such sale, transfer, assignment, setting over and conveyance shall be treated as a pledge of such Transition Property and as the creation of a security interest (within the meaning of the Financing Act and the UCC) in the Transition Property and, without prejudice to its position that it has absolutely transferred all of its rights in the Transition Property to the Issuer, the Seller hereby grants a security interest in the Transition Property to the Issuer (and to the Indenture Trustee for the benefit of the Secured Parties) to secure their respective rights under the Basic Documents to receive the System Restoration Charges and all other Transition Property..
(b)Subject to Section 2.03, the Issuer does hereby purchase the Transition Property from the Seller for the consideration set forth in Section 2.01(a).
SECTION 2.02    [RESERVED]
SECTION 2.03    Conditions to Conveyance of Transition Property. The obligation of the Issuer to purchase Transition Property on the Closing Date shall be subject to the satisfaction of each of the following conditions:
(i)on or prior to the Closing Date, the Seller shall have delivered to the Issuer a duly executed Bill of Sale identifying the Transition Property to be conveyed on the Closing Date;
(ii)on or prior to the Closing Date, the Seller shall have received the Financing Order creating the Transition Property;

(iii)as of the Closing Date, the Seller is not insolvent and will not have been made insolvent by such sale and the Seller is not aware of any pending insolvency with respect to itself;
(iv)as of the Closing Date, the representations and warranties of the Seller set forth in this Agreement shall be true and correct with the same force and effect as if made on the Closing Date (except to the extent that they relate to an earlier date); on and as of the Closing Date, no breach of any covenant or agreement of the Seller contained in this Agreement has occurred and is continuing; and no Servicer Default shall have occurred and be continuing;
(v)as of the Closing Date, (A) the Issuer shall have sufficient funds available to pay the purchase price for the Transition Property to be conveyed on such date and (B) all conditions to the issuance of the System Restoration Bonds intended to provide such funds set forth in the Indenture shall have been satisfied or waived;
(vi)on or prior to the Closing Date, the Seller shall have taken all action required to transfer to the Issuer ownership of the Transition Property to be conveyed on such date, free and clear of all Liens other than Liens created by the Issuer pursuant to the Basic Documents and to perfect such transfer, including, without limitation, filing any statements or filings under the Financing Act or the UCC; and the Issuer or the Servicer, on behalf of the Issuer, shall have taken all actions required for the Issuer to grant the Indenture Trustee a first priority perfected security interest in the System Restoration Bond Collateral and maintain such security interest as of such date;
(vii)[RESERVED]
(viii)the Seller shall have delivered to the Rating Agencies and the Issuer any Opinions of Counsel required by the Rating Agencies;
(ix)the Seller shall have received and delivered to the Issuer and the Indenture Trustee an opinion or opinions of outside tax counsel (as selected by the Seller, and in form and substance reasonably satisfactory to the Issuer and the Underwriters) to the effect that (i) the Issuer will not be subject to United States federal income tax as an entity separate from its sole owner and that the System Restoration Bonds will be treated as debt of the Issuer’s sole owner for United States federal income tax purposes, and (ii) the issuance of the System Restoration Bonds will not result in gross income to the Seller. The opinion of outside tax counsel described above may, if the Seller so chooses, be conditioned on the receipt by the Seller of one or more letter rulings from the Internal Revenue Service (unless the Internal Revenue Service has announced that it will not rule on the issues described in this paragraph) and in rendering such opinion outside tax counsel shall be entitled to rely on the rulings contained in such ruling letters and to rely on the representations made, and information supplied, to the Internal Revenue Service in connection with such letter rulings;
(x)on and as of the Closing Date, each of the LLC Agreement, the Servicing Agreement, the Administration Agreement, this Agreement, the Indenture, the Financing Order, the Tariff and the Financing Act shall be in full force and effect;
(xi)the System Restoration Bonds shall have received a rating or ratings required by the Financing Order; and
(xii)the Seller shall have delivered to the Indenture Trustee and the Issuer an Officer’s Certificate confirming the satisfaction of each condition precedent specified in this Section 2.03.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER
Subject to Section 3.09, the Seller makes the following representations and warranties, as of the Closing Date, and the Seller acknowledges that the Issuer has relied thereon in acquiring the Transition Property. The representations and warranties shall survive the sale and transfer of the Transition Property to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture. The Seller agrees that (i) the Issuer may assign the right to enforce the following representations and warranties to the Indenture Trustee and (ii) the representations and warranties inure to the benefit of the Issuer and the Indenture Trustee.
SECTION 3.01    Organization and Good Standing. The Seller is duly organized and validly existing and is in good standing under the laws of the state of its organization, with the requisite corporate or other power and authority to own its properties as such properties are currently owned and to conduct its business as such business is now conducted by it, and has the requisite corporate or other power and authority to obtain the Financing Order and own the rights and interests under the Financing Order and to sell and assign those rights and interests to the Issuer, whereupon (subject to the effectiveness of the Issuance Advice Letter) such rights and interests shall become “transition property” as defined in Section 39.302(8) (as incorporated through Section 36.403(a)) of the Financing Act.
SECTION 3.02    Due Qualification. The Seller is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, licenses or approvals (except where the failure to so qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the Seller’s business, operations, assets, revenues or properties).
SECTION 3.03    Power and Authority. The Seller has the requisite corporate or other power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Seller under its organizational or governing documents and laws.
SECTION 3.04    Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ or secured parties’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.
SECTION 3.05    No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not and will not: (i) conflict with or result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the Seller’s organizational documents, or any indenture or other agreement or instrument to which the Seller is a party or by which it or any of its property is bound; (ii) result in the creation or imposition of any Lien upon any of the Seller’s properties pursuant to the terms of any such indenture, agreement or other instrument (other than any Lien that may be granted in the Issuer’s favor or any Lien created in favor of the Indenture Trustee for the benefit of the Holders pursuant to Section 39.309 (as incorporated through Section 36.403(a)) of the Financing Act or any Lien that may be granted under the Basic Documents); or (iii) violate any existing law or any existing order, rule or regulation applicable to the Seller of any Governmental Authority having jurisdiction over the Seller or its properties.
SECTION 3.06    No Proceedings. There are no proceedings pending and, to the Seller’s knowledge, there are no proceedings threatened and, to the Seller’s knowledge, there are no investigations pending or threatened, before any Governmental Authority having jurisdiction over the Seller or its properties involving or relating to the Seller or the Issuer or, to the Seller’s knowledge, any other Person: (i) asserting the invalidity of the Financing Act, the Financing Order, this Agreement, any of the other Basic Documents or the System Restoration Bonds, (ii) seeking to prevent the issuance of the System Restoration Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of the Financing Act, the Financing Order, this Agreement, any of the other Basic Documents or the System Restoration Bonds or (iv) seeking to adversely affect the federal income tax or state income or franchise tax classification of the System Restoration Bonds as debt.
SECTION 3.07    Approvals. Except for UCC financing statement filings and other filings under the Financing Act, no approval, authorization, consent, order or other action of, or filing with, any Governmental Authority is required in connection with the execution and delivery by the Seller of this Agreement, the performance by the Seller of the transactions contemplated hereby or the fulfillment by the Seller of the terms hereof, except those that have been obtained or made and those that the Seller, in its capacity as Servicer under the Servicing Agreement, is required to make in the future pursuant to the Servicing Agreement.
SECTION 3.08    The Transition Property.
(a)Information. Subject to subsection (f) below, at the Closing Date, all written information, as amended or supplemented from time to time, provided by the Seller to the Issuer with respect to the Transition Property (including the Expected Amortization Schedule, the Financing Order and the Issuance Advice Letter relating thereto) is true and correct in all material respects.
(b)Title. It is the intention of the parties hereto that (other than for federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes) the transfers and assignments herein contemplated each constitute a sale and absolute transfer of the Transition Property from the Seller to the Issuer and that no interest in, or right or title to, the Transition Property shall be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No portion of the Transition Property has been sold, transferred, assigned or pledged or otherwise conveyed by the Seller to any Person other than the Issuer, and no security agreement, financing statement or equivalent security or lien instrument listing the Seller as debtor covering all or any part of the Transition Property is on file or of record in any jurisdiction, except such as may have been filed, recorded or made in favor of the Issuer or the Indenture Trustee in connection with the Basic Documents. The Seller has not authorized the filing of and is not aware (after due inquiry) of any financing statement against it that includes a description of collateral including the Transition Property other than any financing statement filed, recorded or made in favor of the Issuer or the Indenture Trustee in connection with the Basic Documents. The Seller is not aware (after due inquiry) of any judgment or tax lien filings against either the Seller or the Issuer. At the Closing Date, immediately prior to the sale of the Transition Property hereunder, the Seller is the original and the sole owner of the Transition Property free and clear of all Liens and rights of any other Person, and no offsets, defenses or counterclaims exist or have been asserted with respect thereto.
(c)Transfer Filings. On the Closing Date, immediately upon the sale hereunder, the Transition Property shall be validly transferred and sold to the Issuer, the Issuer shall own all the Transition Property free and clear of all Liens (except for any Lien created in favor of the Holders pursuant to Section 39.309 (as incorporated through Section 36.403(a)) of the Financing Act or any Lien that may be granted under the Basic Documents) and all filings and action to be made or taken by the Seller (including, without limitation, filings with the Secretary of State of the State of Texas under the Financing Act) necessary in any jurisdiction to give the Issuer a perfected ownership interest (subject to any Lien created in favor of the Indenture Trustee for the benefit of the Holders pursuant to Section 39.309 (as incorporated through Section 36.403(a)) of the Financing Act and any Lien that may be granted under the Basic Documents) in the Transition Property have been made or taken. No further action is required to maintain such ownership interest (subject to any Lien created in favor of the Indenture Trustee for the benefit of the Holders pursuant to Section 39.309 (as incorporated through Section 36.403(a)) of the Financing Act and any Lien that may be granted under the Basic Documents) and to give the Indenture Trustee a first priority perfected security interest in the Transition Property. All filings and action have also been made or taken to perfect the security interest in the Transition Property granted by the Seller to the Issuer (subject to any Lien created in favor of the Indenture Trustee for the benefit of the Holders pursuant to Section 39.309 (as incorporated through Section 36.403(a)) of the Financing Act and any Lien that may be granted under the Basic Documents) and, to the extent necessary, the Indenture Trustee pursuant to Section 2.01.
(d)Financing Order, Issuance Advice Letter and Tariff; Other Approvals. On the Closing Date, under the laws of the State of Texas and the United States in effect on the Closing Date, (i) the Financing Order pursuant to which the rights and interests of the Seller, including the right to impose, collect and receive the System Restoration Charges and, in and to the Transition Property transferred on such date have been created, is Final and non-appealable and is in full force and effect; (ii) as of the issuance of the System Restoration Bonds, the System Restoration Bonds are entitled to the protection of the Financing Act and, accordingly, the Financing Order, the System Restoration Charges and the Issuance Advice Letter are not revocable by the PUCT; (iii) as of the issuance of the System Restoration Bonds, the Tariff is in full force and effect and is not subject to modification by the PUCT except as provided under Section 39.307 (as incorporated through Section 36.403(a)) of the Financing Act; (iv) the process by which the Financing Order creating the Transition Property transferred on such date was adopted and approved, and the Financing Order, Issuance Advice Letter and Tariff themselves, comply with all applicable laws, rules and regulations; (v) the Issuance Advice Letter and the Tariff relating to the Transition Property transferred on such date have been filed in accordance with the Financing Order creating the Transition Property transferred on such date and an officer of the Seller has provided the certification to the PUCT required by the Issuance Advice Letter; and (vi) no other approval, authorization, consent, order or other action of, or filing with any Governmental Authority is required in connection with the creation of the Transition Property transferred on such date, except those that have been obtained or made.
(e)State Action. Under the Financing Act, the State of Texas has pledged that it will not take or permit any action that would impair the value of the Transition Property transferred on such date, or, except as permitted by Section 39.307 (as incorporated through Section 36.403(a)) of the Financing Act, reduce, alter or impair the System Restoration Charges relating to the Transition Property until the principal, interest and premium and any other charges incurred and contracts to be performed in connection with the System Restoration Bonds relating to the Transition Property have been paid and performed in full. Under the laws of the State of Texas and the United States, the State of Texas could not constitutionally take any action of a legislative character including the repeal or amendment of the Financing Act, which would substantially limit, alter or impair the Transition Property or other rights vested in the Holders pursuant to the Financing Order or substantially limit, alter, impair or reduce the value or amount of the Transition Property, unless such action is a reasonable exercise of the sovereign powers of the State of Texas and of a character reasonable and appropriate to further a legitimate public purpose, and, under the takings clauses of the United States and Texas Constitutions, the State of Texas could not repeal or amend the Financing Act or take any other action in contravention of its pledge quoted above without paying just compensation to the Holders, as determined by a court of competent jurisdiction if doing so would constitute a permanent appropriation of a substantial property interest of the Holders in the Transition Property and deprive the Holders of their reasonable expectations arising from their investments in the System Restoration Bonds. There is no assurance, however, that, even if a court were to award just compensation it would be sufficient to pay the full amount of principal and interest on the System Restoration Bonds.

(f)Assumptions. On the Closing Date, based upon the information available to the Seller on such date, the assumptions used in calculating the System Restoration Charges are reasonable and are made in good faith. Notwithstanding the foregoing, the Seller makes no representation or warranty, express or implied, that amounts actually collected arising from those System Restoration Charges will in fact be sufficient to meet the payment obligations on the System Restoration Bonds or that the assumptions used in calculating such System Restoration Charges will in fact be realized.
(g)Creation of Transition Property. Upon the effectiveness of the Financing Order, the Issuance Advice Letter and the Tariff with respect to the Transition Property and the transfer of the Transition Property pursuant to this Agreement: (i) the rights and interests of the Seller under the Financing Order, including the right to impose, collect and receive the System Restoration Charges authorized in the Financing Order, become “transition property” as defined in Section 39.302(8) (as incorporated through Section 36.403(a)) of the Financing Act; (ii) the Transition Property constitutes a present property right vested in the Issuer; (iii) the Transition Property includes (A) the right, title and interest of the Seller in the Financing Order and the System Restoration Charges and (B) the right to impose, collect and obtain periodic adjustments (with respect to adjustments, in the manner and with the effect provided in Section 4.01(b) of the Servicing Agreement) of such System Restoration Charges, and the rates and other charges authorized by the Financing Order and all revenues, collections, claims, payments, money or proceeds of or arising from the System Restoration Charges; (iv) the owner of the Transition Property is legally entitled to bill System Restoration Charges and collect payments in respect of the System Restoration Charges in the aggregate sufficient to pay the interest on and principal of the System Restoration Bonds in accordance with the Indenture, to pay the fees and expenses of servicing the System Restoration Bonds, to replenish the Capital Subaccount to the Required Capital Level until the System Restoration Bonds are paid in full or until the last date permitted for the collection of payments in respect of the System Restoration Charges under the Financing Order, whichever is earlier, and the Customer class allocation percentages in the Financing Order do not prohibit the owner of the Transition Property from obtaining adjustments and effecting allocations to the System Restoration Charges in order to collect payments of such amounts; and (v) the Transition Property is not subject to any Lien other than any Lien created in favor of the Indenture Trustee for the benefit of the Holders pursuant to Section 39.309 (as incorporated through Section 36.403(a)) of the Financing Act or any Lien that may be granted under the Basic Documents.
(h)Nature of Representations and Warranties. The representations and warranties set forth in this Section 3.08, insofar as they involve conclusions of law, are made not on the basis that the Seller purports to be a legal expert or to be rendering legal advice, but rather to reflect the parties’ good faith understanding of the legal basis on which the parties are entering into this Agreement and the other Basic Documents and the basis on which the Holders are purchasing the System Restoration Bonds, and to reflect the parties’ agreement that, if such understanding turns out to be incorrect or inaccurate, the Seller will be obligated to indemnify the Issuer and its permitted assigns (to the extent required by and in accordance with Section 5.01), and that the Issuer and its permitted assigns will be entitled to enforce any rights and remedies under the Basic Documents, on account of such inaccuracy to the same extent as if the Seller had breached any other representations or warranties hereunder.
(i)Prospectus. As of the date hereof, the information describing the Seller under the caption “The Depositor, Seller, Initial Servicer and Sponsor” in the prospectus dated March 24, 2022 relating to the System Restoration Bonds is true and correct in all material respects.
(j)Solvency. After giving effect to the sale of the Transition Property hereunder, the Seller:
(i)is solvent and expects to remain solvent;

(ii)is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purpose;
(iii)is not engaged in nor does it expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital;
(iv)reasonably believes that it will be able to pay its debts as they come due; and
(v)is able to pay its debts as they mature and does not intend to incur, or believes that it will not incur, indebtedness that it will not be able to repay at its maturity.
(k)No Court Order. There is no order by any court providing for the revocation, alteration, limitation or other impairment of the Financing Act, the Financing Order, the Issuance Advice Letter, the Transition Property or the System Restoration Charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the Financing Order.
(l)No Proceedings Concerning the Financing Act. Except as disclosed in the Prospectus, there are no proceedings pending, and to the Seller’s knowledge, (i) there are no proceedings threatened and (ii) there are no investigations pending or threatened, before any Governmental Authority having jurisdiction over the Issuer or the Seller or their respective properties challenging the Financing Act or the Financing Order.
(m)Survival of Representations and Warranties The representations and warranties set forth in this Section 3.08 shall survive the execution and delivery of this Agreement and may not be waived by any party hereto except pursuant to a written agreement executed in accordance with Article VI and as to which the Rating Agency Condition has been satisfied.
SECTION 3.09    Limitations on Representations and Warranties. Without prejudice to any of the other rights of the parties, the Seller will not be in breach of any representation or warranty, as a result of a change in law by means of any legislative enactment, constitutional amendment or voter initiative. THE SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, THAT BILLED SYSTEM RESTORATION CHARGES WILL BE ACTUALLY COLLECTED FROM CUSTOMERS.
ARTICLE IV
COVENANTS OF THE SELLER
SECTION 4.01    Existence. Subject to Section 5.02, so long as any of the System Restoration Bonds are Outstanding, the Seller (a) will keep in full force and effect its existence and remain in good standing under the laws of the jurisdiction of its organization, (b) will obtain and preserve its qualification to do business, in each case to the extent that in each such jurisdiction such existence or qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Basic Documents to which the Seller is a party and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby or to the extent necessary for the Seller to perform its obligations hereunder or thereunder and (c) will continue to own and operate its transmission and distribution system (or, if by law, the Seller is no longer required to own and/or operate both the transmission and distribution systems, then the Seller’s distribution system) in order and to the extent required to provide electric services to the Seller’s Customers within the Service Area. Nothing in this Section 4.01 shall prohibit the Seller from selling, assigning or otherwise divesting any of its properties or assets; provided that in the event that the Seller sells, assigns or otherwise divests of all or any portion of its transmission and distribution system required to provide electric service to the Seller’s Customers in the Service Area (or, if by law, the Seller is no longer required to own and/operate both the transmission and distribution systems, if the Seller sells, assigns or otherwise divests all or any portion of its distribution system required to provide electric service to the Seller’s Customers in the Service Area), then the entity acquiring such distribution (and if owned and/or operated jointly, transmission) facilities is either required by law or agrees by contract to continue operating the facilities to provide electric services to Seller’s Customers in the Service Area, and, in the case of a portion of the distribution (and, if applicable transmission) assets, the conditions of Section 5.02(c)(4) are satisfied.
SECTION 4.02    No Liens. Except for the conveyances hereunder or any Lien under Section 39.309 (as incorporated through Section 36.403(a)) of the Financing Act in favor of the Indenture Trustee for the benefit of the Holders and any Lien that may be granted under the Basic Documents, the Seller will not sell, pledge, assign or transfer, or grant, create, incur, assume or suffer to exist any Lien on, any of the Transition Property, or any interest therein, and the Seller shall defend the right, title and interest of the Issuer and the Indenture Trustee, on behalf of the Secured Parties, in, to and under the Transition Property against all claims of third parties claiming through or under the Seller. ETI, in its capacity as Seller, will not at any time assert any Lien against, or with respect to, any of the Transition Property.
SECTION 4.03    Delivery of Collections. In the event that the Seller receives any SRC Collections or other payments in respect of the System Restoration Charges or the proceeds thereof other than in its capacity as the Servicer, the Seller agrees to pay to the Servicer, on behalf of the Issuer, all payments received by it in respect thereof as soon as practicable after receipt thereof. Prior to such remittance to the Servicer by the Seller, the Seller agrees that such amounts are held by it in trust for the Issuer and the Indenture Trustee. If the Seller becomes a party to any future trade receivables purchase and sale arrangement or similar arrangement under which it sells all or any portion of its accounts receivables, the Seller and the other parties to such arrangement shall enter into an intercreditor agreement in connection therewith and the terms of the documentation evidencing such trade receivables purchase and sale arrangement or similar arrangement shall expressly exclude System Restoration Charges from any receivables or other assets pledged or sold under such arrangement.
SECTION 4.04    Notice of Liens. The Seller shall notify the Issuer and the Indenture Trustee promptly after becoming aware of any Lien on any of the Transition Property, other than the conveyances hereunder, any Lien under the Basic Documents or any Lien under Section 39.309 (as incorporated through Section 36.403(a)) of the Financing Act created in favor of the Indenture Trustee for the benefit of the Holders.
SECTION 4.05    Compliance with Law. The Seller hereby agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any Governmental Authority applicable to it, except to the extent that failure to so comply would not materially adversely affect the Issuer’s or the Indenture Trustee’s interests in the Transition Property or under any of the other Basic Documents to which the Seller is party or the Seller’s performance of its obligations hereunder or under any of the other Basic Documents to which it is party.
SECTION 4.06    Covenants Related to System Restoration Bonds and Transition Property.
(a)So long as any of the System Restoration Bonds are outstanding, the Seller shall treat the Transition Property as the Issuer’s property for all purposes other than financial reporting, state or federal regulatory or tax purposes, and treat the System Restoration Bonds as debt for all purposes and specifically as debt of the Issuer, other than for financial reporting, state or federal regulatory or tax purposes.
(b)Solely for the purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, for purposes of state, local and other taxes, so long as any of the System Restoration Bonds are outstanding, the Seller agrees to treat the System Restoration Bonds as indebtedness of the Seller (as the sole owner of the Issuer) secured by the System Restoration Bond Collateral unless otherwise required by appropriate taxing authorities.

(c)So long as any of the System Restoration Bonds are outstanding, the Seller shall disclose in its financial statements that the Issuer and not the Seller is the owner of the Transition Property and that the assets of the Issuer are not available to pay creditors of the Seller or its Affiliates (other than the Issuer).
(d)So long as any of the System Restoration Bonds are outstanding, the Seller shall not own or purchase any System Restoration Bonds.
(e)So long as any of the System Restoration Bonds are outstanding, the Seller shall disclose the effects of all transactions between the Seller and the Issuer in accordance with generally accepted accounting principles.
(f)The Seller agrees that, upon the sale by the Seller of the Transition Property to the Issuer pursuant to this Agreement, (i) to the fullest extent permitted by law, including applicable PUCT Regulations and the Financing Act, the Issuer shall have all of the rights originally held by the Seller with respect to the Transition Property, including the right (subject to the terms of the Servicing Agreement) to exercise any and all rights and remedies to collect any amounts payable by any Customer or REP in respect of the Transition Property, notwithstanding any objection or direction to the contrary by the Seller (and the Seller agrees not to make any such objection or to take any such contrary action) and (ii) any payment by any Customer or REP directly to the Issuer shall discharge such Customer’s or REP’s obligations, if any, to the Seller in respect of the Transition Property to the extent of such payment, notwithstanding any objection or direction to the contrary by the Seller.
(g)So long as any of the System Restoration Bonds are outstanding, (i) in all proceedings relating directly or indirectly to the Transition Property, the Seller shall affirmatively certify and confirm that it has sold all of its rights and interests in and to such property (other than for financial reporting or tax purposes), (ii) the Seller shall not make any statement or reference in respect of the Transition Property that is inconsistent with the ownership interest of the Issuer (other than for financial reporting or tax purposes or as required by state or federal regulatory purposes), (iii) the Seller shall not take any action in respect of the Transition Property except solely in its capacity as the Servicer thereof pursuant to the Servicing Agreement or as otherwise contemplated by the Basic Documents, (iv) the Seller shall not sell transition property under a separate financing order in connection with the issuance of additional System Restoration Bonds or system restoration bonds unless the Rating Agency Condition shall have been satisfied, and (v) neither the Seller nor the Issuer shall take any action, file any tax return, or make any election inconsistent with the treatment of the Issuer, for purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, for purposes of state, local and other taxes, as a disregarded entity that is not separate from the Seller (or, if relevant, from another sole owner of the Issuer).
SECTION 4.07    Protection of Title. The Seller shall execute and file such filings, including, without limitation, filings with the Secretary of State of the State of Texas pursuant to the Financing Act, and cause to be executed and filed such filings, all in such manner and in such places as may be required by law to fully preserve, maintain, protect and perfect the ownership interest of the Issuer and the first priority security interest of the Indenture Trustee in the Transition Property, including, without limitation, all filings required under the Financing Act and the UCC relating to the transfer of the ownership of the rights and interest in the Transition Property by the Seller to the Issuer or the pledge of the Issuer’s interest in such Transition Property to the Indenture Trustee. The Seller shall deliver or cause to be delivered to the Issuer and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Seller shall institute any action or proceeding necessary to compel performance by the PUCT, the State of Texas or any of their respective agents, of any of their obligations or duties under the Financing Act, the Financing Order or the Issuance Advice Letter, and the Seller agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, in each case, as may be reasonably necessary (i) to protect the Issuer and the Secured Parties from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation set forth in Article III or any covenant set forth in Article IV and (ii) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Financing Act, the Financing Order, the Issuance Advice Letter or the rights of Holders by legislative enactment or constitutional amendment that would be materially adverse to the Issuer or the Secured Parties or which would otherwise cause an impairment of the rights of the Issuer or the Secured Parties. The costs of any such actions or proceedings will be payable by the Seller.
SECTION 4.08    Nonpetition Covenants. Notwithstanding any prior termination of this Agreement or the Indenture, the Seller shall not, prior to the date which is one year and one day after the termination of the Indenture and payment in full of the System Restoration Bonds or any other amounts owed under the Indenture, petition or otherwise invoke or cause the Issuer to invoke the process of any Government Authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer.
SECTION 4.09    Taxes. So long as any of the System Restoration Bonds are outstanding, the Seller shall, and shall cause each of its subsidiaries to, pay all taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the Transition Property; provided that no such tax need be paid if the Seller or one of its subsidiaries is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Seller or such subsidiary has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.
SECTION 4.10    Issuance Advice Letter. The Seller hereby agrees not to withdraw the filing of any Issuance Advice Letter with the PUCT.
SECTION 4.11    Tariff. The Seller hereby agrees to make all reasonable efforts to keep the Tariff in full force and effect at all times.
SECTION 4.12    Notice of Breach to Rating Agencies, Etc. Promptly after obtaining knowledge thereof, in the event of a breach in any material respect (without regard to any materiality qualifier contained in such representation, warranty or covenant) of any of the Seller’s representations, warranties or covenants contained herein, the Seller shall promptly notify the Issuer, the Indenture Trustee, the PUCT and the Rating Agencies of such breach (with prior written notice to the Servicer in order to enable compliance with Section 8.14 of the Servicing Agreement). For the avoidance of doubt, any breach which would adversely affect scheduled payments on the System Restoration Bonds will be deemed to be a material breach for purposes of this Section 4.12.
SECTION 4.13    Use of Proceeds. The Seller shall use the proceeds of the sale of the Transition Property in accordance with the Financing Order and the Financing Act.
SECTION 4.14    Further Assurances. Upon the request of the Issuer, the Seller shall execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out more effectively the provisions and purposes of this Agreement.
ARTICLE V
THE SELLER
SECTION 5.01    Liability of Seller; Indemnities.
(a)The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.
(b)The Seller shall indemnify the Issuer and the Indenture Trustee (for the benefit of the Secured Parties) and each of their respective officers, directors, employees, trustees, managers and agents for, and defend and hold harmless each such Person from and against, any and all taxes (other than taxes imposed on Bondholders as a result of their ownership of a System Restoration Bond) that may at any time be imposed on or asserted against any such Person as a result of the sale of the Transition Property to the Issuer, including any franchise, sales, gross receipts, general corporation, tangible personal property, privilege or license taxes but excluding any taxes imposed as a result of a failure of such Person to withhold or remit taxes with respect to payments on any System Restoration Bond; it being understood that the Holders shall be entitled to enforce their rights against the Seller under this Section 5.01(b) solely through a cause of action brought for their benefit by the Indenture Trustee.
(c)The Seller shall indemnify the Issuer and the Indenture Trustee (for the benefit of the Secured Parties) and each of their respective officers, directors, employees, trustees, managers, and agents for, and defend and hold harmless each such Person from and against, any and all taxes (other than taxes imposed on Bondholders as a result of their ownership of a System Restoration Bond) that may at any time be imposed on or asserted against any such Person as a result of the Issuer’s ownership and assignment of the Transition Property, the issuance and sale by the Issuer of the System Restoration Bonds or the other transactions contemplated in the Basic Documents, including any franchise, sales, gross receipts, general corporation, tangible personal property, privilege or license taxes but excluding any taxes imposed as a result of a failure of such Person to withhold or remit taxes with respect to payments on any System Restoration Bond.
(d)The Seller shall indemnify the Issuer, the Indenture Trustee (for the benefit of the Secured Parties) and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such Person from and against all Losses that may be imposed on, incurred by or asserted against each such Person, in each such case, as a result of the Seller’s breach of any of its representations, warranties or covenants contained in this Agreement.
(e)Indemnification under Sections 5.01(b), 5.01(c), 5.01(d) and 5.01(f) shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorney’s fees and expenses), except as otherwise expressly provided in this Agreement.
(f)The Seller shall indemnify the Indenture Trustee (for itself) and the Independent Managers, and any of their respective affiliates, officers, directors, employees and agents (each, an “Indemnified Person”) for, and defend and hold harmless each such Person from and against, any and all Losses incurred by any of such Indemnified Persons as a result of the Seller’s breach of any of its representations and warranties or covenants contained in this Agreement, except to the extent of Losses either resulting from the willful misconduct, bad faith or gross negligence of such Indemnified Person or resulting from a breach of a representation or warranty made by such Indemnified Person in any of the Basic Documents that gives rise to the Seller’s breach. The Seller shall not be required to indemnify an Indemnified Person for any amount paid or payable by such Indemnified Person in the settlement of any action, proceeding or investigation without the prior written consent of the Seller which consent shall not be unreasonably withheld. Promptly after receipt by an Indemnified Person of notice of the commencement of any action, proceeding or investigation, such Indemnified Person shall, if a claim in respect thereof is to be made against the Seller under this Section 5.01(f), notify the Seller in writing of the commencement thereof. Failure by an Indemnified Person to so notify the Seller shall relieve the Seller from the obligation to indemnify and hold harmless such Indemnified Person under this Section 5.01(f) only to the extent that the Seller suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 5.01(f), the Seller shall be entitled to conduct and control, at its expense and with counsel of its choosing that is reasonably satisfactory to such Indemnified Person, the defense of any such action, proceeding or investigation (in which case the Seller shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person except as set forth below); provided that the Indemnified Person shall have the right to participate in such action, proceeding or investigation through counsel chosen by it and at its own expense. Notwithstanding the Seller’s election to assume the defense of any action, proceeding or investigation, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Seller shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the defendants in any such action include both the Indemnified Person and the Seller and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Seller, (ii) the Seller shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action, (iii) the Seller shall authorize the Indemnified Person to employ separate counsel at the expense of the Seller or (iv) in the case of the Indenture Trustee, such action exposes the Indenture Trustee to a material risk of criminal liability or forfeiture or a Servicer Default has occurred and is continuing. Notwithstanding the foregoing, the Seller shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Persons other than one local counsel, if appropriate.
(g)The Seller shall indemnify the Servicer (if the Servicer is not the Seller) for the costs of any action instituted by the Servicer pursuant to Section 5.02(d) of the Servicing Agreement which are not paid as Operating Expenses in accordance with the priorities set forth in Section 8.02(e) of the Indenture.
(h)The remedies provided in this Agreement are the sole and exclusive remedies against the Seller for breach of its representations and warranties in this Agreement.
(i)Indemnification under this Section 5.01 shall survive any repeal of, modification of, or supplement to, or judicial invalidation of, the Financing Act or the Financing Order and shall survive the resignation or removal of the Indenture Trustee or the termination of this Agreement and will rank in priority with other general, unsecured obligations of the Seller. The Seller shall not indemnify any party under this Section 5.01 for any changes in law after the Closing Date, whether such changes in law are effected by means of any legislative enactment, constitutional amendment or any final and non-appealable judicial decision.
SECTION 5.02    Merger, Conversion or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (a) into which the Seller may be merged, converted or consolidated, (b) that may result from any reorganization, merger (including, but not limited to, merger as defined in Art. 1.02.A.(18) of the Texas Business Corporation Act or in Section 1.002(55) of the Texas Business Organizations Code, as applicable to the Seller, as amended from time to time (including, without limitation, any merger commonly referred to as a “merger by division”)), conversion or consolidation to which the Seller shall be a party, or (c) that may acquire or succeed to (whether by merger, division, conversion, consolidation, reorganization, sale, transfer, lease, management contract or otherwise) 1) the properties and assets of the Seller substantially as a whole, 2) all or substantially all of the electric transmission and distribution business of the Seller which is required to provide electric service to the Seller’s customers in the Service Area (or, if transmission and distribution are not provided by a single entity, the distribution business of the Seller required to provide electric service to the Seller’s Customers in the Service Area), or 3) the distribution system business assets of the Seller in a portion of the Service Area, and which Person in any of the foregoing cases executes an agreement of assumption to perform all of the obligations of the Seller hereunder (including the Seller’s obligations under Section 5.01 incurred at any time prior to or after the date of such assumption), shall be a successor to the Seller under this Agreement (a “Permitted Successor”) without further act on the part of any of the parties to this Agreement; provided, however, that
(i)immediately after giving effect to such transaction, no representation, warranty or covenant made pursuant to Article III or Article IV shall be breached and no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing,
(ii)the Seller shall have delivered to the Issuer, the Indenture Trustee and each Rating Agency an Officer’s Certificate and an Opinion of Counsel from Independent counsel stating that such consolidation, conversion, merger, division, reorganization, sale, transfer, lease, management contract transaction, acquisition or other succession and such agreement of assumption comply with this Section 5.02 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with,
(iii)the Seller shall have delivered to the Issuer, the Indenture Trustee and each Rating Agency an Opinion of Counsel from Independent counsel of the Seller either (A) stating that, in the opinion of such counsel, all filings to be made by the Seller and the Issuer, including filings with the PUCT pursuant to the Financing Act, have been authorized, executed and filed that are necessary to fully preserve and protect the respective interests of the Issuer and the Indenture Trustee in all of the Transition Property and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests,
(iv)the Seller shall have delivered to the Issuer, the Indenture Trustee, the Rating Agencies and the PUCT an Opinion of Counsel from Independent tax counsel stating that, for federal income tax purposes, notwithstanding such consolidation, conversion, merger, division, reorganization, sale, transfer, lease, management contract transaction, acquisition or other succession and such agreement of assumption, (a) the Issuer will not be subject to tax as an entity separate from its sole owner, (b) the System Restoration Bonds will be treated as debt of the Issuer’s sole owner, and (c) the System Restoration Bonds will not be treated as transferred in a taxable exchange; and
(v)the Seller shall have given the Rating Agencies prior written notice of such transaction.
When the conditions set forth in this Section 5.02 have been satisfied, the preceding Seller shall automatically and without further notice (except as provided in clause (v) above) be released from all of its obligations hereunder.
When any Person (or more than one Person) acquires the properties and assets of the Seller substantially as a whole or otherwise becomes the successor, whether by merger, conversion, consolidation, sale, transfer, lease, management contract or otherwise, to all or substantially all of the electric transmission and distribution business of the Seller (or, if transmission and distribution are not provided by a single entity, provides distribution service directly to Customers taking service at facilities, premises or loads located in the Service Area in accordance with the terms of this Section 5.02), then upon satisfaction of all of the other conditions of this Section 5.02, the preceding Seller shall automatically and without further notice be released from all of its obligations hereunder.

SECTION 5.03    Limitation on Liability of Seller and Others. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising hereunder. Subject to Section 4.07, the Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.
ARTICLE VI
MISCELLANEOUS PROVISIONS
SECTION 6.01    Amendment. This Agreement may be amended in writing by the Seller and the Issuer with ten Business Days’ prior written notice given to the Rating Agencies and, if the contemplated amendment may in the judgment of the PUCT increase ongoing Qualified Costs, the consent of the PUCT pursuant to Section 6.02, but without the consent of any of the Holders, (i) to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Holders; provided, however, that such action shall not, as evidenced by an Officer’s Certificate delivered to the Issuer and the Indenture Trustee, adversely affect in any material respect the interests of any Holder or (ii) to conform the provisions hereof to the description of this Agreement in the Prospectus.
In addition, this Agreement may be amended in writing by the Seller and the Issuer with (i) the prior written consent of the Indenture Trustee (subject to the delivery of the Opinion of Counsel referred to in the last paragraph hereof), (ii) the satisfaction of the Rating Agency Condition, (iii) the satisfaction of the condition set forth below in Section 6.02, (iv) if such amendment may in the judgment of the PUCT increase ongoing Qualified Costs, the consent of the PUCT pursuant to Section 6.02 and (v) if any amendment would adversely affect in any material respect the interest of any Holder of the System Restoration Bonds, the consent of a majority of the Holders of each affected Tranche of System Restoration Bonds. In determining whether a majority of Holders have consented, System Restoration Bonds owned by the Issuer, Seller or any Affiliate of the Issuer or Seller shall be disregarded, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such consent, the Indenture Trustee shall only be required to disregard any System Restoration Bonds it actually knows to be so owned. Promptly after the execution of any such amendment or consent, the Issuer shall furnish copies of such amendment or consent to each of the Rating Agencies.
It shall not be necessary for the consent of Holders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.
Prior to the execution of any amendment to this Agreement, the Issuer and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel from external counsel of the Seller stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent have been satisfied and upon the Opinion of Counsel referred to in Section 3.01(c)(i) of the Servicing Agreement. The Issuer and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee’s own rights, duties or immunities under this Agreement or otherwise.
SECTION 6.02    PUCT Condition. Notwithstanding anything to the contrary in Section 6.01, no amendment or modification of this Agreement shall be effective unless the process set forth in this Section 6.02 has been followed.
(a)At least thirty-one (31) days prior to the effectiveness of any such amendment or modification and after obtaining the other necessary approvals set forth in Section 6.01, (except that the consent of the Indenture Trustee may be subject to the consent of the Holders if such consent is required or sought by the Indenture Trustee in connection with such amendment or modification), the Seller shall have delivered to the PUCT’s executive director and general counsel written notification of any proposed amendment or modification, which notification shall contain:
(i)a reference to Docket No. 52302;
(ii)an Officer’s Certificate stating that the proposed amendment or modification has been approved by all parties to this Agreement;
(iii)a statement identifying the person to whom the PUCT or its staff is to address any response to the proposed amendment or modification or to request additional time; and
(iv)a statement as to the possible effect of the amendment or modification on the ongoing Qualified Costs.
(b)The PUCT or its staff shall, within thirty (30) days of receiving the notification complying with Section 6.02(a) above, either:
(i)provide notice of its determination that the proposed amendment or modification will not under any circumstances have the effect of increasing the ongoing Qualified Costs related to the System Restoration Bonds,
(ii)provide notice of its consent or lack of consent to the person specified in Section 6.02(a)(iii) above, or
(iii)be conclusively deemed to have consented to the proposed amendment or modification, unless, within thirty (30) days of receiving the notification complying with Section 6.02(a) above, the PUCT or its staff delivers to the office of the person specified in Section 6.02(a)(iii) above a written statement requesting an additional amount of time not to exceed thirty (30) days in which to consider whether to consent to the proposed amendment or modification. If the PUCT or its staff requests an extension of time in the manner set forth in the preceding sentence, then the PUCT shall either provide notice of its consent or lack of consent or notice of its determination that the proposed amendment or modification will not under any circumstances increase ongoing Qualified Costs to the person specified in Section 6.02(a)(iii) no later than the last day of such extension of time or be conclusively deemed to have consented to the proposed amendment or modification on the last day of such extension of time. Any amendment or modification requiring the consent of the PUCT shall become effective on the later of (i) the date proposed by the parties to such amendment or modification and (ii) the first day after the expiration of the thirty (30)-day period provided for in this Section 6.02(b), or, if such period has been extended pursuant hereto, the first day after the expiration of such period as so extended.
(c)Following the delivery of a notice to the PUCT by the Seller under Section 6.02(a), the Seller and the Issuer shall have the right at any time to withdraw from the PUCT further consideration of any notification of a proposed amendment or modification. Such withdrawal shall be evidenced by the prompt written notice thereof by the Seller to the PUCT, the Indenture Trustee, the Issuer and the Servicer.
SECTION 6.03    Notices. All demands, notices and communications upon or to the Seller, the Issuer, the Indenture Trustee, the PUCT or the Rating Agencies under this Agreement shall be sufficiently given for all purposes hereunder if in writing, and delivered personally, sent by documented delivery service or, to the extent receipt is confirmed telephonically, sent by telecopy or other form of electronic transmission:
(a)in the case of the Seller, to Entergy Texas, Inc., at 350 Pine Street, Beaumont, Texas 77701, Attention: President, Telephone: (409) 838-6631, Facsimile: (409) 981-3016;
(b)in the case of the Issuer, to Entergy Texas Restoration Funding II, LLC at Capital Center, 919 Congress Avenue, Suite 840-C, Austin, Texas 78701, Attention: President, Telephone: (512) 487-3982, Facsimile: (512) 487-3958;
(c)in the case of the Indenture Trustee, to the Corporate Trust Office;
(d)in the case of the PUCT, to 1701 N. Congress Avenue, P.O. Box 13326, Austin, Texas 78711-3326, Attention: Executive Director, Telephone: (512) 936-7040, Facsimile: (512) 936-7036 and General Counsel, Telephone: (512) 936-7261, Facsimile: (512) 936-7268;
(e)in the case of Moody’s, to Moody’s Investors Service, Inc., ABS/RMBS Monitoring Department, 25th Floor, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Email: ServicerReports@moodys.com (all such notices to be delivered to Moody’s in writing by email);
(f)in the case of Standard & Poor’s, to Standard & Poor’s Ratings Group, Inc., Structured Credit Surveillance, 55 Water Street, New York, New York 10041, Telephone: (212) 438-8991, Email: servicer_reports@spglobal.com (all such notices to be delivered to Standard & Poor’s in writing by email);
(g)in the case of Fitch, to Fitch Ratings, One State Street Plaza, New York, NY 10004, Attention: ABS Surveillance, Telephone: (212) 908-0500, Facsimile: (212) 908-0355; or
(h)as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.
SECTION 6.04    Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 5.02, this Agreement may not be assigned by the Seller.
SECTION 6.05    Limitations on Rights of Third Parties. The provisions of this Agreement are solely for the benefit of the Seller, the Issuer, the Indenture Trustee (for the benefit of the Secured Parties) and the other Persons expressly referred to herein, and such Persons shall have the right to enforce the relevant provisions of this Agreement. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Transition Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.
SECTION 6.06    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 6.07    Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
SECTION 6.08    Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
SECTION 6.09    Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
SECTION 6.10    Assignment to Indenture Trustee. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Secured Parties of all right, title and interest of the Issuer in, to and under this Agreement, the Transition Property and the proceeds thereof and the assignment of any or all of the Issuer’s rights hereunder to the Indenture Trustee for the benefit of the Secured Parties.
SECTION 6.11    Limitation of Liability. It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by the Indenture Trustee, not individually or personally but solely as Indenture Trustee on behalf of the Secured Parties, in the exercise of the powers and authority conferred and vested in it. The Indenture Trustee in acting hereunder is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Indenture.
SECTION 6.12    Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof; provided, however, that no such waiver delivered by the Issuer shall be effective unless the Indenture Trustee has given its prior written consent thereto. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

ENTERGY TEXAS RESTORATION FUNDING II, LLC, as Issuer

By: ________________________________ Name: Title:

ENTERGY TEXAS, INC., as Seller

By: ________________________________ Name: Title:

ACKNOWLEDGED AND ACCEPTED:
THE BANK OF NEW YORK MELLON, as Indenture Trustee
By: ______________________________ Name: Title:

Signature Page to
Transition Property Purchase and Sale Agreement

EXHIBIT A
FORM OF BILL OF SALE
This Bill of Sale is being delivered pursuant to the Transition Property Purchase and Sale Agreement, dated as of April 1, 2022 (the “Sale Agreement”), by and between Entergy Texas, Inc. (the “Seller”) and Entergy Texas Restoration Funding II, LLC (the “Issuer”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sale Agreement.
In consideration of the Issuer’s delivery to or upon the order of the Seller of $287,014,192.73, the Seller does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse or warranty, except as set forth in the Sale Agreement, all right, title and interest of the Seller in and to the Transition Property identified on Schedule 1 hereto (such sale, transfer, assignment, setting over and conveyance of the Transition Property includes, to the fullest extent permitted by the Financing Act, the right to impose, collect and receive System Restoration Charges and the assignment of all revenues, collections, claims, rights, payments, money or proceeds of or arising from the System Restoration Charges related to the Transition Property, as the same may be adjusted from time to time). Such sale, transfer, assignment, setting over and conveyance is hereby expressly stated to be a sale and, pursuant to Section 39.308 (as incorporated through Section 36.403(a)) of the Financing Act and other applicable law, shall be treated as an absolute transfer of all of the Seller’s right, title and interest in and to (as in a true sale), and not as a pledge or other financing of, the Transition Property. The Seller and the Issuer agree that after giving effect to the sale, transfer, assignment, setting over and conveyance contemplated hereby the Seller has no right, title or interest in or to the Transition Property to which a security interest could attach because (i) it has sold, transferred, assigned, set over and conveyed all right in and to the Transition Property to the Issuer, (ii) as provided in Section 39.304 (as incorporated through Section 36.403(a)) of the Financing Act, such rights are only contract rights until the time of such sale, transfer, assignment, setting over and conveyance and (iii) as provided in Section 39.309(c) (as incorporated through Section 36.403(a)) of the Financing Act, appropriate notice has been filed and such transfer is perfected against all third parties, including subsequent judicial or other lien creditors. If such sale, transfer, assignment, setting over and conveyance is held by any court of competent jurisdiction not to be a true sale as provided in Section 39.308 (as incorporated through Section 36.403(a)) of the Financing Act, then such sale, transfer, assignment, setting over and conveyance shall be treated as a pledge of the Transition Property and as the creation of a security interest (within the meaning of the Financing Act and the UCC) in the Transition Property and, without prejudice to its position that it has absolutely transferred all of its rights in the Transition Property to the Issuer, the Seller hereby grants a security interest in the Transition Property to the Issuer (and, to the extent necessary to qualify the grant as a security interest under the Financing Act and the UCC, to the Indenture Trustee for the benefit of the Secured Parties to secure the right of the Issuer under the Basic Documents to receive the System Restoration Charges and all other Transition Property).
The Issuer does hereby purchase the Transition Property from the Seller for the consideration set forth in the preceding paragraph.
The Seller and the Issuer each acknowledge and agree that the purchase price for the Transition Property sold pursuant to this Bill of Sale and the Sale Agreement is equal to its fair market value at the time of sale.
The Seller confirms that (i) each of the representations and warranties on the part of the Seller contained in the Sale Agreement are true and correct in all respects on the date hereof as if made on the date hereof and (ii) each condition precedent that must be satisfied under
EXHIBIT A
1

Section 2.03 of the Sale Agreement has been satisfied upon or prior to the execution and delivery of this Bill of Sale by the Seller.
This Bill of Sale may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
THIS BILL OF SALE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

EXHIBIT A
2

IN WITNESS WHEREOF, the Seller and the Issuer have duly executed this Bill of Sale as of the 1st day of April, 2022.

ENTERGY TEXAS RESTORATION FUNDING II, LLC

By: ________________________________ Name: Title:

ENTERGY TEXAS, INC.

By: ________________________________ Name: Title:

EXHIBIT A
3

SCHEDULE 1
to
BILL OF SALE

TRANSITION PROPERTY
All Transition Property created or arising under the Financing Order dated as of January 14, 2022, issued by the PUCT pursuant to the Financing Act, Docket No. 52302.
EXHIBIT A
4